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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-51617, 333-73854 and 333-02025 of Petroleum Helicopters, Inc. on Form S-8 of our report dated March 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, as amended, described in Note 1), appearing in this Annual Report on Form 10-K of Petroleum Helicopters, Inc. for the year ended December 31, 2001.





/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
March 22, 2002